MORTGAGE LOAN PURCHASE AGREEMENT

     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of June 12 2001, between First Union National Bank, a national bank ("First Union"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation ("CSFB Mortgage Securities"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").

                                    RECITALS

     First Union desires to sell, assign, transfer, set over and otherwise convey to CSFB Mortgage Securities, without recourse, and CSFB Mortgage Securities desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

     CSFB Mortgage Securities intends to create a trust (the "Trust"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage loans that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund" will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Moody's Investors Service, Inc. and Fitch, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of June 1, 2001 (the "Pooling and Servicing Agreement"), among CSFB Mortgage Securities, as depositor (in such capacity, the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., trustee (the "Trustee"), relating to the issuance of CSFBMSC's Commercial Mortgage Pass-Through Certificates, Series 2001-CK3 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that CSFB Mortgage Securities will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

     CSFB Mortgage Securities intends to sell the Registered Certificates to Credit Suisse First Boston Corporation ("CSFB"), McDonald Investments Inc. ("McDonald"), First Union Securities, Inc. ("First Union Securities") and Salomon Smith Barney Inc. ("SSBI"), pursuant to an underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among CSFB Mortgage Securities, CSFB, McDonald, First Union Securities and SSBI; and CSFB Mortgage Securities intends to sell the remaining Certificates (the "Non-Registered Certificates") to CSFB, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), between CSFB Mortgage Securities, and CSFB. The Registered Certificates are more fully described in the prospectus dated June 5, 2001 (the "Basic Prospectus"), and the supplement to the Basic Prospectus dated June 12, 2001 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The Non-Registered Certificates are more fully described in the confidential offering circular dated June 12, 2001 (the "Confidential Offering Circular"), as it may be amended or supplemented at any time hereafter.

     First Union will indemnify CSFB Mortgage Securities, CSFB, McDonald, First Union Securities, SSBI and certain related parties with respect to the disclosure regarding the Mortgage Loans and contained in the Prospectus, the Confidential Offering Circular and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated the date hereof (the "Indemnification Agreement"), among First Union, CSFB Mortgage Securities, CSFB, McDonald, First Union Securities and SSBI.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on June 13, 2001 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on the respective Due Dates for the Mortgage Loans in June 2001 (individually and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $103,424,221, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be 100% of such aggregate principal balance, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including June 1, 2001 to but not including the Closing Date, and the Purchaser shall pay such purchase price to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

     SECTION 2. Conveyance of the Mortgage Loans.

     (a) On and as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Seller's obligations set forth herein, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the right, title and interest of the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans.

     (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

     (c) On or before the Closing Date, the Seller shall, at its expense, subject to Section 18, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage

Loan. In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are necessary to cause the recognition of the Purchaser or its designee as the beneficiary of such Letter of Credit and drawing party thereunder. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the second preceding sentence, and the designated beneficiary under each Letter of Credit referred to in the preceding sentence, shall be the Trustee.

     If the Seller cannot deliver on the Closing Date any document that is required to be part of the Mortgage File for any Mortgage Loan, then:

          (i) the Seller shall use diligent, good faith and commercially reasonable efforts from and after the Closing Date to obtain, and deliver to the Purchaser or its designee, all documents missing from such Mortgage File that were required to be delivered by the Seller;

          (ii) the Seller shall provide the Purchaser with periodic reports regarding its efforts to complete such Mortgage File, such reports to be made on the 90th day following the Closing Date and every 90 days thereafter until the Seller has delivered to the Purchaser or its designee all documents required to be delivered by the Seller as part of such Mortgage File;

          (iii) the Seller shall reimburse the Purchaser and all parties under the Pooling and Servicing Agreement for any out-of-pocket costs and expenses resulting from the Seller's failure to deliver all documents required to be part of such Mortgage File on the Closing Date; and

          (iv) the Seller shall otherwise use commercially reasonable efforts to cooperate with the Purchaser and any parties under the Pooling and Servicing Agreement in any remedial efforts for which a Document Defect with respect to such Mortgage File would otherwise cause a delay.

     In addition, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the following items (except to the extent any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are reasonably required for the ongoing administration and servicing of the Mortgage Loans; provided, however, the Seller shall not be required to deliver any attorney-client privileged communication or internal credit analysis; and (ii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) and (ii) of the preceding sentence shall be the Master Servicer.


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


     If the Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any Mortgage Loan, then the Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute letter of credit substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan documents applicable to the issuer of that Letter of Credit; or (ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2(c), any such substitute letter of credit shall be deemed to be Additional Collateral of the type covered by the first paragraph of this Section 2(c) and any such cash reserve shall be deemed to be reserve funds of the type covered by the third paragraph of this Section 2(c).

     In connection with the foregoing paragraphs of this Section 2(c), the Seller shall receive copies, or otherwise be the beneficiary, of all certifications relating to the Mortgage Loans made and/or delivered by the Trustee pursuant to Section 2.02(a) and Section 2.02(b) of the Pooling and Servicing Agreement.

     (d) The Seller shall be responsible for all reasonable out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer or for costs and expenses that the related Borrowers have agreed to pay. If the Seller receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be.

     (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Seller.

     (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all reasonable actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

     (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

     SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review. The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

     SECTION 4. Representations, Warranties and Covenants of the Seller and the Purchaser.

     (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller, each of the representations and warranties set forth in Exhibit B-2. The respective representations and warranties of the parties hereto set forth in Exhibits B-1 and B-2 are hereinafter referred to collectively as the "Corporate Representations".

     (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

     (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the initial Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the initial Purchaser, CSFB, McDonald, First Union Securities and SSBI) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

     (d) The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of substitution, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 5(a) hereof) by the Seller pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C. From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

     (e) Without limiting the remedies of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes. It is understood and agreed that the representations and warranties set forth in or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser notwithstanding any restrictive or qualified endorsement or assignment. With respect to the Corporate Representations, such survival shall continue for so long as any of the Mortgage Loans remains outstanding.

     SECTION 5. Notice of Breach; Cure, Repurchase and Substitution.

     (a) Upon discovery of any Material Breach or Material Document Defect, the Purchaser or its designee shall notify the Seller thereof in writing and request that the Seller correct or cure such Breach or Document Defect. Within 90 days of the earlier of discovery or receipt of written notice by the Seller that there has been a Material Breach or a Material Document Defect (such 90-day period, the "Initial Resolution Period"), the Seller shall (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects (other than omissions solely due to a document not having been returned by the applicable recording office) or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price in accordance with the terms hereof and, if applicable, the terms of the Pooling and Servicing Agreement, with payment to be made in accordance with the reasonable directions of the Purchaser; provided that if the Seller shall certify in writing to the Purchaser (i) that any such Material Breach or Material Document Defect, as the case may be, does not and will not cause the Defective Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Seller has commenced and is diligently proceeding with the correction or cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, (iv) what actions the Seller is pursuing in connection with the correction or cure thereof, and (v) that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed the applicable Resolution Extension Period (as defined below), then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach or Material Document Defect arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), and if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement, the Seller may, at its option, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (i) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (ii) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement. Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser. For purposes of remediating a Material Breach or Material Document Defect with respect to any Mortgage Loan, "Resolution Extension Period" shall mean the 90-day period following the end of the applicable Initial Resolution Period.

     In addition to the obligations set forth above, the Seller acknowledges that the Mortgage Loan identified on the Mortgage Loan Schedule as Crossroads Apartments (the "Crossroads Apartments Loan") was underwritten based on the availability to the related Mortgaged Property of a real estate tax exemption under Section 421(a) of the National Housing Act (the "Tax Exemption"). As of the Closing

Date, the Mortgaged Property securing the Crossroads Apartments Loan had not been certified for the Tax Exemption. As an inducement to the Purchaser and its successors and assigns to accept the Crossroads Apartments Loan pursuant to this Agreement, the Seller agrees that in the event of a Servicing Transfer Event occurs with respect to the Crossroads Apartments Loan before the Tax Exemption is granted to the Mortgaged Property securing the Crossroads Apartments Loan, then the Seller shall promptly repurchase or replace such Mortgage Loan as if it were a Defective Mortgage Loan, but without a grace period.

     If one or more of the Mortgage Loans constituting a Cross-Collateralized Group are the subject of a Breach or Document Defect, then, for purposes of (i) determining whether such Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

     Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan as contemplated by this Section 5(a), the Seller shall (i) deliver the related Mortgage File for each such substitute mortgage loan to the Purchaser or its designee, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to the Purchaser or its designee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent correction or cure, in all material respects, of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, after the date on which it is added to the Trust Fund) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Seller.

     If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the Purchaser.

     It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to such Breach or Document Defect.

     The remedies provided for in this Section 5 with respect to any Material Document Defect or Material Breach with respect to any Mortgage Loan shall apply to any REO Property.

     (b) It shall be a condition to any repurchase or replacement of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that the Purchaser shall have (i) executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage

Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder, [and] (ii) delivered to the Seller the Mortgage File for such Defective Mortgage Loan.

     SECTION 6. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

          (i) All of the representations and warranties of each of the Seller and the Purchaser made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

          (ii) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects to obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (iii) The Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

          (iv) The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

          (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

          (vi) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

          (vii) The Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1; and

          (viii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.


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


     SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

          (i) This Agreement, duly executed by the Purchaser and the Seller;

          (ii) Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

          (iii) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which CSFB Mortgage Securities, CSFB, McDonald, First Union Securities, SSBI and the Rating Agencies (collectively, for purposes of this Section 7, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement, and (B) the organizational documents of the Seller;

          (iv) A certificate of good standing with respect to the Seller issued by the Comptroller of the Currency not earlier than 30 days prior to the Closing Date, and upon which the Interested Parties may rely;

          (v) A Certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Seller on the Seller's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

          (vi) A written opinion of in-house counsel to the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3A hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (vii) A written opinion of Cadwalader, Wickersham & Taft, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3B hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (viii) A written opinion of Cadwalader, Wickersham & Taft, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3C hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (ix) A letter from Cadwalader, Wickersham & Taft, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties (other than the Rating Agencies), which letter shall be substantially in the form of Exhibit D-3D hereto;

          (x) One or more comfort letters from Arthur Andersen LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement and of the Prospectus Supplement, respectively, and addressed to, and in form and substance acceptable to, CSFB Mortgage Securities, CSFB, McDonald, First Union Securities,


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


     SSBI and their respective counsel, stating in effect that, using the assumptions and methodology used by CSFB Mortgage Securities, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, to be in agreement with the results of such calculations; and

          (xi) Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

     SECTION 8. Costs. Whether or not this Agreement is terminated, the costs and expenses incurred in connection with the transactions herein contemplated shall be allocated pursuant to the terms of that certain term sheet dated as of May 31, 2001 and entitled CSFB 2001-CK3, Terms Relating to Joint Securitization between Credit Suisse First Boston, KeyBank National Association and First Union National Bank (the "Term Sheet").

     SECTION 9. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Jeff Altabef, or such other address as may be designated by the Purchaser to the Seller in writing, or, if to the Seller, addressed to the Seller at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288, Attention: William Cohane, or such other address as may be designated by the Seller to the Purchaser in writing.

     SECTION 10. Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller, without the consent of the Seller.

     SECTION 11. Characterization. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the

Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by CSFB Mortgage Securities to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the North Carolina Uniform Commercial Code, the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

     SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

     SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 14. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Purchaser and the Seller hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, CSFB Mortgage Securities is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

     SECTION 17. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

     SECTION 18. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 18 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this
Section 18. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

     SECTION 19. Entire Agreement. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   FIRST UNION NATIONAL BANK



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:





                                   CREDIT SUISSE FIRST BOSTON MORTGAGE
                                     SECURITIES CORP.



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:


                                                          EXHIBIT A

                                                   MORTGAGE LOAN SCHEDULE

                                    CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001-CK3

                                                        JUNE 13, 2001

                                                                                                   MORTGAGE      MORTGAGE
                                                                                        ZIP          LOAN          LOAN
#         PROPERTY NAME (1)             ADDRESS             CITY           STATE        CODE      ORIGINATOR      SELLER
-         -----------------             -------             ----           -----        ----      ----------     --------
1     The Crossroads             10 Rutgers Street     New York             NY         10002      First Union   First Union


2     Four Seasons at Umstead    8531 Summersweet Lane Raleigh              NC         27612      First Union   First Union
      Park Apartments
3     Sterling University        1319 Knotty Pine Way  Knoxville            TN         37920      First Union   First Union
      Heights
4     Sabal Palms Apartments     3301-3371 Sabal Palm  Davie                FL         33024      First Union   First Union
                                 Manor
5     Cambridge Towers           3875 Cambridge Street Las Vegas            NV         89119      First Union   First Union
      Apartments
6     Palm Garden Apartments     1800 State Street     South Pasadena       CA         91030      First Union   First Union


7     Shadow Ridge Apartments    7000 College Avenue   Bakersfield          CA         93306      First Union   First Union


8     Rain Forest Apartments     17714 Red Oak Drive   Houston              TX         77090      First Union   First Union
9     Rite Aid Martinez          1165 Arnold Drive     Martinez             CA         94553      First Union   First Union


10    Rite Aid Morro Bay         740 Quintana Road     Morro Bay            CA         93442      First Union   First Union


11    Mapletree Gardens          6050 Glenmont Drive   Houston              TX         77081      First Union   First Union
      Apartments
12    Colony West Apartments     1420 Breckenridge     Little Rock          AR         72227      First Union   First Union
                                 Drive
13    Falcon Pointe Apartments   915 Cole Avenue       Rosenberg            TX         77471      First Union   First Union


14    Cherry Tree Hill           2050 Old Clinton Road Macon                GA         31211      First Union   First Union
      Apartments


                                                   ORIG        REM.          ORIG              REM.         INTEREST
         FEE/         ORIGINAL        CUT-OFF     AMORT.      AMORT.       TERM TO           TERM TO           ONLY       INTEREST
#      LEASEHOLD       BALANCE      BALANCE (2)    TERM       TERM        MATURITY (3)      MATURITY (3)     (MONTHS)       RATE
-      ---------       -------      -----------    ----       -----      ------------      ------------      --------     --------
1         Fee       $15,800,000     $15,790,241     360        359            120               119             0         7.0400%


2         Fee        15,000,000      15,000,000     360        360            120               118             60        7.1500%

3         Fee        11,280,000      11,280,000     360        360            120               119             24        7.4400%

4         Fee         7,500,000       7,489,899     360        358            120               118             0         7.3000%

5         Fee         7,446,000       7,435,821     360        358            120               118             0         7.2400%

6         Fee         7,282,000       7,268,405     360        357            120               117             0         7.4100%


7         Fee         6,500,000       6,488,837     360        357            120               117             0         7.7100%


8         Fee         3,900,000       3,897,814     360        359            120               119             0         7.3500%
9         Fee         3,553,831       3,553,831     144        144            144               144             0         6.9420%


10        Fee         3,474,416       3,474,416     144        144            144               144             0         6.9420%


11        Fee         3,220,000       3,218,354     360        359            120               119             0         7.6300%

12        Fee         3,182,000       3,180,262     360        359            120               119             0         7.4300%

13        Fee         3,115,000       3,099,792     360        351            180               171             0         8.5000%


14        Fee         2,720,000       2,718,514     360        359            120               119             0         7.4300%


       INTEREST                                                                                                 SERVICING
     CALCULATION                    FIRST                                                         LOCKOUT         AND
       (30/360/        MONTHLY     PAYMENT                   DEFEASANCE         DEFEASANCE       EXPIRATION      TRUSTEE
#     ACTUAL/360)      PAYMENT       DATE        ARD (4)     (YES/NO) (5)       PROVISION           DATE          FEES
-    -----------     ---------     --------      -------     ------------       ---------        ----------     ---------
1    Actual/360      $105,543      6/1/2001                       Yes           Lock/42_          1/1/11        0.0519%
                                                                               Def/74_0%/4

2    Actual/360       101,311      5/1/2001                       Yes           Lock/26_         12/1/2010      0.0519%
                                                                               Def/90_0%/4
3    Actual/360        78,408      6/1/2001                       Yes           Lock/48_         2/1/2011       0.0519%
                                                                               Def/69_0%/3
4    Actual/360        51,418      5/1/2001                       Yes           Lock/48_         1/1/2011       0.0519%
                                                                               Def/69_0%/3
5    Actual/360        50,744      5/1/2001                       Yes           Lock/36_         1/1/2011       0.000519
                                                                               Def/81_0%/3
6    Actual/360        50,469      4/1/2001                       Yes           Lock/48_         11/1/2010      0.000519
                                                                               Def/68_0%/4

7    Actual/360        46,387      4/1/2001                       Yes           Lock/48_         12/1/2010      0.000519
                                                                               Def/69_0%/3

8    Actual/360        26,870      6/1/2001                       No               N/A           4/1/2004       0.000519
9      30/360          36,437      7/1/2001                       Yes           Lock/24_         6/1/2013       0.0519%
                                                                              Def/120_0%/0

10     30/360          35,623      7/1/2001                       Yes           Lock/24_         6/1/2013       0.000519
                                                                              Def/120_0%/0

11   Actual/360        22,802      6/1/2001                       Yes           Lock/48_         2/1/2011       0.000519
                                                                               Def/69_0%/3
12   Actual/360        22,097      6/1/2001                       Yes           Lock/49_         10/1/2010      0.000519
                                                                               Def/64_0%/7
13   Actual/360        23,952      10/1/2000                      Yes           Lock/48_         5/1/2015       0.000519
                                                                              Def/128_0%/4

14   Actual/360        18,888      6/1/2001                       Yes           Lock/48_         10/1/2010      0.000519
                                                                              Def/65_0%/7



                                                                                                   MORTGAGE      MORTGAGE
                                                                                        ZIP          LOAN          LOAN
#         PROPERTY NAME (1)             ADDRESS             CITY           STATE        CODE      ORIGINATOR      SELLER
-         -----------------             -------             ----           -----        ----      ----------     --------
15    Vista Pointe Apartments    250 Talus Way         Reno                 NV         89503      First Union   First Union
16    Las Brisas Apartments      4203 Gilbert Avenue   Dallas               TX         75219      First Union   First Union


17    Timberleaf Estates         Gloucester Drive and  Martinsburg          WV         25401      First Union   First Union
                                 Rock Cliff Road
18    Cimarron Apartments        4709 Denton Drive     Dallas               TX         75219      First Union   First Union


19    Richmond Green Apartments  108 Richmond Green    Richmond             KY         40475      First Union   First Union
                                 Drive
20    Garrett Gables Apartments  1820 North Garrett    Dallas               TX         75206      First Union   First Union
                                 Avenue
TOTAL/WEIGHTED AVERAGE:



                                                 ORIG        REM.          ORIG              REM.          INTEREST
       FEE/         ORIGINAL        CUT-OFF     AMORT.      AMORT.       TERM TO           TERM TO           ONLY       INTEREST
#    LEASEHOLD       BALANCE      BALANCE (2)    TERM       TERM        MATURITY (3)      MATURITY (3)     (MONTHS)       RATE
-    ---------       -------      -----------    ----       -----      ------------      ------------      --------     --------
15      Fee         2,317,330       2,306,586     360        354            180               174             0         7.3750%
16      Fee         1,920,000       1,920,000     360        360            120               119             23        7.6400%


17      Fee         1,896,000       1,882,713     360        348            180               168             0         8.8750%

18      Fee         1,336,000       1,336,000     360        360            120               119             23        7.6400%


19      Fee         1,250,000       1,242,736     360        350            180               170             0         8.1250%

20      Fee           840,000         840,000     360        360            120               119             23        7.6400%

                 $103,532,577    $103,424,221
                      7               1


         INTEREST                                                                                                 SERVICING
       CALCULATION                    FIRST                                                         LOCKOUT         AND
         (30/360/        MONTHLY     PAYMENT                   DEFEASANCE         DEFEASANCE       EXPIRATION      TRUSTEE
#       ACTUAL/360)      PAYMENT       DATE        ARD (4)     (YES/NO) (5)       PROVISION           DATE          FEES
-      -----------     ---------     --------      -------     ------------       ---------        ----------     ---------
15       30/360          16,005      1/1/2001                       No               N/A           11/1/2015      0.000519
16     Actual/360        13,609      6/1/2001                       Yes           Lock/48_         2/1/2011       0.0519%
                                                                                 Def/69_0%/3

17       30/360          15,085      7/1/2000                       No               N/A           6/1/2010       0.0519%

18     Actual/360        9,470       6/1/2001                       Yes           Lock/48_         2/1/2011       0.0519%
                                                                                 Def/69_0%/3

19     Actual/360        9,281       9/1/2000                       No               N/A           8/1/2010       0.0519%

20     Actual/360        5,954       6/1/2001                       Yes           Lock/48_         2/1/2011       0.0519%

(1) Unless otherwise indicated, none of the mortgage loans are cross-collateralized with other mortgage loans.

(2)  Assumes a Cut-off Date of June 2001.

(3) In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

                                   EXHIBIT B-1

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER

     The Seller hereby represents and warrants that, as of the Closing Date:

     (a) The Seller is a national bank duly organized, validly existing and in good standing under the laws of the United States of America.

     (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not: (i) violate the Seller's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (c) The Seller has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

     (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (g) There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would



                                     B-1-1
be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

     (h) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

     (i) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

     (j) The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

     (k) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

     (l) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

     (m) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

     (n) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

     (o) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

     (p) The principal place of business and chief executive office of the Seller is located in Charlotte, North Carolina.


                                     B-1-2

                                   EXHIBIT B-2

          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

     The Purchaser hereby represents and warrants that, as of the Closing Date:

     (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) The execution and delivery by the Purchaser of this Agreement, and the performance and compliance by the Purchaser with the terms of this Agreement will not: (i) violate the Purchaser's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (c) The Purchaser has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (d) Assuming due authorization, execution and delivery hereof by the Seller, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (f) There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser.

     (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been


                                     B-2-1
completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.


                                     B-2-2

                                    EXHIBIT C

        REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOANS

     FOR PURPOSES OF THIS EXHIBIT C, THE PHRASE "THE SELLER'S KNOWLEDGE" AND OTHER WORDS AND PHRASES OF LIKE IMPORT SHALL MEAN, EXCEPT WHERE OTHERWISE EXPRESSLY SET FORTH BELOW, THE ACTUAL STATE OF KNOWLEDGE OF THE SELLER REGARDING THE MATTERS REFERRED TO, IN EACH CASE WITHOUT HAVING CONDUCTED ANY INDEPENDENT INQUIRY INTO SUCH MATTERS AND WITHOUT ANY OBLIGATION TO HAVE DONE SO (EXCEPT AS EXPRESSLY SET FORTH HEREIN).

     The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 18 of this Agreement:

     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (consistent with the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Mortgage Loans in June 2001.

     2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances (except for certain servicing rights). Subject to the completion of all missing information (including, without limitation, the names of assignees and endorsees and missing recording information) in all instruments of transfer or assignment and endorsements, and the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights). The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Due Date for such Mortgage Loan in June 2001 without giving effect to any applicable grace period, nor was any such payment 30 days or more delinquent in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in June 2001.

     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such

Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment) or appearing of record, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage, which rights do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group, (g) with respect to a Rite Aid Mortgage Loan, the lien of such Mortgage securing the corresponding Rite Aid Companion Loan, and (h) if the related Mortgaged Property consists of one or more units in a condominium, the related condominium declaration (the foregoing items (a) through (h) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller) and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

     5. Assignment of Leases and Rents. The Assignment of Leases, if any, related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein and subject to the exceptions set forth in Paragraph 4; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller), and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. If an Assignment of Leases exists with respect to any Mortgage Loan (whether as part of the related Mortgage or separately), then the related Mortgage or related Assignment of Leases, subject to applicable law, provides for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents if there is an Event of Default.

     6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) the related Mortgaged Property has not been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

     7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared in connection with the origination of such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge (after inquiry of its servicer, which servicer may be an affiliate of the Seller), free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance). The Seller has not received notice and has no knowledge of any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. To the Seller's knowledge (based solely on surveys (if any) and/or the lender's title policy (or, if not yet issued, a pro forma title policy or "marked up" commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan, (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below.

     8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (or, if such policy is yet to be issued, by a pro forma policy or a "marked up" commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated in the Title Policy. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. To the Seller's knowledge, no holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless, in the case of clause (b) below, the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

     9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

     10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).

     11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

     12. Environmental Conditions. Except in the case of the Mortgaged Properties identified on Schedule C-12 (as to which properties the only environmental investigation conducted in connection with the origination of the related Mortgage Loan related to asbestos-containing materials, lead-based paint and radon) (a) an environmental site assessment, an environmental site assessment update or a transaction screen was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) a report of each such assessment, update or screen, if any (an "Environmental Report"), has been delivered to the Purchaser, and (c) either:
(i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then one or more of the following are true--(A) a party not related to the related Borrower was identified as a responsible party for such condition or circumstance, (B) the related Borrower was required to provide additional security and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Borrower provided a "no further action" letter or other evidence acceptable to the Seller, in its sole discretion, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance,
(D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the initial principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Seller's sole discretion, an appropriate net worth in light of the environmental matters covered by such guaranty or indemnity. To the Seller's knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage for each Mortgage Loan encumbering the Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations. Each of the Mortgage Loans identified on Schedule C-12 are covered by environmental insurance policies and each such policy is in the amount at least equal to 125% of the principal balance of the Mortgage Loan, has a term ending no sooner than the date which is five years after the maturity date of the Mortgage Loan to which it relates and do not provide for a deductible or the premium and the deductible amount are held in escrow.

     13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no valid defense, counterclaim or right of offset or rescission available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

     14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy in an amount at least equal to the lesser of the initial principal balance of such Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least six (6) months (or a specified dollar amount which, in the reasonable judgement of the Seller, will cover no less than six months of rental income), unless such Mortgaged Property constitutes a manufactured housing community. If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area"), and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis,
(2) the initial principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower or a tenant of such Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent institutional commercial mortgage lender and which was set forth in the related Mortgage or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). In the case of each Mortgage Loan, the related Mortgaged Property is covered by comprehensive general liability insurance in an amount at least equal to $1 million.

     15. Taxes and Assessments. To the Seller's knowledge, after inquiry of its servicer, which servicer may include an affiliate of the Seller, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan prior to the due date of such Mortgage Loan in June 2001 that are a lien of priority equal to or higher than the lien of the related Mortgage and that have not been paid or are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

     16. Borrower Bankruptcy. To the Seller's knowledge, no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

     17. Local Law Compliance. To the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report, an endorsement to the related Title Policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan).

     18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee Interest"), then:

          (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

          (b) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

          (c) The Borrower's interest in such Ground Lease is assignable to, is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld); provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

          (d) The Seller has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease;

          (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan. In addition, if required by such Ground Lease, the lessor thereunder has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease. Furthermore, such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

          (f) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

          (g) Such Ground Lease either (i) has an original term which extends not less than ten (10) years beyond the Stated Maturity Date of such Mortgage Loan, or (ii) has an original term which does not end prior to the 5th anniversary of the Stated Maturity Date of such Mortgage Loan and has extension options that are exercisable by the lender upon its taking possession of the Borrower's leasehold interest and that, if exercised, would cause the term of such Ground Lease to extend not less than ten (10) years beyond the Stated Maturity Date of such Mortgage Loan;

          (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

          (i) Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

          (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

          (k) Such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns.

     19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) (but without regard to the rule in Treasury regulation section 1.860G-2(f)(2)).

     20. Advancement of Funds. In the case of each Mortgage Loan, neither the Seller nor, to the Seller's knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

     21. No Equity Interest, Equity Participation or Contingent Interest. Except as otherwise disclosed on Schedule C-21, no Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

     22. Legal Proceedings. To the Seller's knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan or the current ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan.

     23. Other Mortgage Liens. Except as otherwise set forth on Schedule C-23, none of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, except as otherwise set forth on Schedule C-23, and except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage.

     24. No Mechanics' Liens. To the Seller's knowledge, (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

     25. Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     26. Licenses and Permits. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located, customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

     27. Cross-Collateralization. Except in the case of the Rite Aid Mortgage Loans, No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

     28. Releases of Mortgaged Properties. Except as set forth on Schedule C-28, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related

Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. Treasury securities in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price and prepayment consideration in connection therewith; and provided, further, that certain Cross-Collateralized Groups of Mortgage Loans may permit the related Borrower to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property, subject to, among other conditions precedent, receipt of confirmation from each Rating Agency that such release and substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Seller did not give any material value in underwriting the Mortgage Loan.

     29. Defeasance. Each Mortgage Loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i).

     30. Defeasance Costs. If any Mortgage Loan permits defeasance, then the related Mortgage Loan documents provide that the related Borrower is responsible for the payment of all reasonable costs and expenses incurred by the related mortgagee.

     31. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

     32. Inspection. Except as set forth on Schedule C-32, in connection with the origination of each Mortgage Loan, the Seller or an affiliate thereof inspected, or caused the inspection of, the related Mortgaged Property.

     33. No Material Default. To the Seller's knowledge, after inquiry of its servicer, which servicer may include an affiliate of the Seller, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan (other than payments due but not yet 30 days or more delinquent); provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C.

     34. Due-on-Sale. Subject to exceptions set forth in the related mortgage documents, the Mortgage for each Mortgage Loan contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any controlling interest in the related Borrower, is directly or indirectly transferred or sold.

     35. Single Purpose Entity. The Borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $15,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm's-length basis.

     36. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

     37. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots which shall be effective for the next tax year.

     38. ARD Loans. As of the Closing Date, each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming it is not otherwise in default, the rate at which such ARD Loan accrues interest will increase to the sum of the original Mortgage Rate and a specified margin (such margin, the "Additional Interest Rate").

     39. Security Interests. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property or healthcare facility, then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid security interest in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower's business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

     40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

     41. Commencement of Amortization. Each Mortgage Loan begins to amortize prior to its stated maturity date or, in the case of an ARD Loan, prior to its Anticipated Repayment Date.

     42. Servicing Rights. Except as otherwise contemplated in this Agreement, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

     43. Recourse. The related Mortgage Loan Documents contain provisions providing for recourse against the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower for damages sustained in connection with the Borrower's fraud, material (or, alternatively, intentional) misrepresentation or misappropriation of any tenant security deposits (in some cases, only after foreclosure or an action in respect thereof), rent (in some cases, only after an event of default), insurance proceeds or condemnation proceeds. The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws.

     44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

     45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

     46. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

     47. Operating Statements. In the case of each Mortgage Loan, the related Mortgage requires the related Borrower, in some cases at the request of the lender, to provide the holder of such Mortgage Loan at least annually with operating statements and rent rolls (if there is more than one tenant) for the related Mortgaged Property and/or financial statements of the related Borrower, and with such other information as may be required therein.

     48. Grace Period. With respect to each Mortgage Loan, the related Mortgage or Mortgage Note provides a grace period for delinquent Monthly Payments no longer than 15 days from the applicable Due Date.

     49. Disclosure to Environmental Insurer. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then the Seller:

          (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

          (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy.

     50. Healthcare Facilities. To the Seller's knowledge, with respect to any Mortgaged Property securing a Mortgage Loan that is operated as a healthcare facility, as of origination of such Mortgage Loan, the operator with respect to such facility held all material certificates, licenses and permits required by applicable law for the operation of such facility and was in material compliance with all applicable state and federal laws and regulations. In addition, the loan documents for such Mortgage Loan provide that all material certificates, licenses and permits reasonably necessary for the operation of such facility will continue to be maintained.

                                  SCHEDULE C-12

                            ENVIRONMENTAL CONDITIONS

                                      None.


                                     C-12-1

                                                            SCHEDULE C-21

                                   NO EQUITY INTEREST, EQUITY PARTICIPATION OR CONTINGENT INTEREST

LOAN NO.                                                                        EXCEPTIONS
--------                                                                        ----------
100245                                Richmond Green Apartments                 All of these loans are Section 42 loans and,
100290                                Timberleaf Estates                        as a result, the lender retains an equity interest.
100417                                Vista Pointe Apartments


                                                               C-21-1

                                                        OTHER MORTGAGE LIENS

LOAN NO.                                                                        EXCEPTIONS
--------                                                                        ----------
300067                                Rite Aid Martinez                         The companion loans with respect to each of these
300068                                Rite Aid Morro Bay                        loans is secured by the same mortgaged property.

                                                               C-23-1

                                                            SCHEDULE C-32

                                                             INSPECTION

LOAN NO.                                                                        EXCEPTIONS
--------                                                                        ----------

100245                                Richmond Green Apartments                 Engineering reports not conducted with respect to
100290                                Timberleaf Estates                        these loans.
100417                                Vista Pointe Apartments

                                                               C-32-1

                                   EXHIBIT D-1

               FORM OF CERTIFICATE OF THE SECRETARY OF THE SELLER

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                    CERTIFICATE OF AN ASSISTANT SECRETARY OF
                            FIRST UNION NATIONAL BANK

     I, Alan Kronovet, hereby certify that I am a duly elected Assistant Secretary of First Union National Bank, a national banking association (the "Bank"), and certify further as follows:

     1. Attached hereto as Exhibit A is a true and correct copy of the Articles of Association of the Bank, which are in full force and effect on the date hereof.

     2. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Bank, which are in full force and effect on the date hereof.

     3. Attached hereto as Exhibit C is a certified true copy of the resolutions of the Members of the Special Loan Committee of the Bank, adopted on June 1, 2001, pertaining to the authorization and approval of the sale of the Bank's right, title and interest in and to certain mortgage loans pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of June 13, 2001, between Credit Suisse First Boston Mortgage Securities Corp. and the Bank and other related matters. Such resolutions have not been amended or revoked and are in full force and effect on the date hereof.

     4. Attached hereto as Exhibit D is a certificate of the Comptroller of the Currency dated March 5, 2001, with respect to the good standing of the Bank. No event has occurred since such date which has affected the existence of the Bank under the laws of the United States of America.

     5. Except for merger negotiations with Wachovia Corporation, no merger, liquidation, dissolution or insolvency of the Bank is pending or contemplated.

     6. Each person who, as an officer or representative of the Bank, signed the Mortgage Loan Purchase Agreement or any other document delivered in connection with the transactions contemplated thereby was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

     IN WITNESS WHEREOF, I have executed this Certificate as of June ___, 2001.


                                 By:______________________________
                                 Name:
                                 Title: Assistant Secretary


                                     D-1-1

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001-CK3

                    CERTIFICATE OF FIRST UNION NATIONAL BANK

     In connection with the execution and delivery by First Union National Bank ("First Union") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of June __, 2001 (the "Mortgage Loan Purchase Agreement") between Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMSC"), as purchaser, and First Union, as seller, and that certain Indemnification Agreement dated as of June __, 2001 (the "Indemnification Agreement"), among First Union, CSFBMSC, Credit Suisse First Boston Corporation, McDonald Investments Inc., First Union Securities, Inc. and Salomon Smith Barney Inc. (together, the Mortgage Loan Purchase Agreement and the Indemnification Agreement are referred to as the "Agreements"), the undersigned hereby certifies that (i) the representations and warranties of First Union in the Agreements are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) First Union has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

     Certified this   day of June, 2001.



                                                  FIRST UNION NATIONAL BANK


                                                  By:______________________
                                                     Name:
                                                     Title:


                                     D-2-1

                                  EXHIBIT D-3A

               FORM OF OPINION OF IN-HOUSE COUNSEL OF THE SELLER,
                            PURSUANT TO SECTION 7(VI)

                                  June 13, 2001

To:  Persons on Annex A Hereto

     Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CK3

Ladies and Gentlemen:

     I am a Vice President and Assistant General Counsel of First Union Corporation, and in that capacity I have acted as counsel to First Union National Bank (the "Seller"), in connection with the sale of mortgage loans (the "Mortgage Loans") by the Seller to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"), pursuant to a Mortgage Loan Purchase Agreement, dated as of June 13, 2001 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Depositor, and an Indemnification Agreement, dated as of June 13, 2001, by and among the Seller and the Underwriters (as defined therein) (together with the Mortgage Loan Purchase Agreement, the "Agreements"). Capitalized terms used but not defined herein have the meanings set forth in the Mortgage Loan Purchase Agreement or in agreements referred to therein.

     In rendering this opinion letter, I have examined such documents as I have deemed necessary. As to matters of fact, I have examined and relied upon representations of the Seller contained in the Agreements and, where I have deemed appropriate, representations or certifications of parties to the Agreements or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to me as copies. I have assumed, except as to the Seller, that all parties had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements and that there is not, and will not be, any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements.

     I am admitted to the Bar of the State of Maryland and in rendering this opinion, I do not express any opinion concerning any law other than the laws of the State of Maryland and the federal laws of the United States. I do not express any opinion concerning the application of the "doing business" laws or any federal or state securities laws. In addition, I do not express any opinion on any issue not expressly addressed below.

     Based upon and subject to the foregoing, I am of the opinion that:


                                     D-3A-1

     1. The Seller is a national banking association duly organized and validly existing under the laws of the United States of America and has the requisite corporate power to own its properties, to conduct its business as presently conducted by it, to own the Mortgage Loans, to transfer and convey the Mortgage Loans to the Depositor and to enter into and perform its obligations under the Agreements.

     2. The Agreements have been duly authorized, executed and delivered by the Seller.

     3. No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the Agreements except for those consents, approvals, authorizations or orders that previously have been obtained, as may be required under federal or state securities laws, and such real estate filings as may be required in connection with the transfer of the Mortgage Loans and the other matters contemplated under the Agreements.

     4. Neither the transfer of the Mortgage Loans as provided in the Mortgage Loan Purchase Agreement, nor the fulfillment of the terms of or the consummation of any other of the transactions contemplated by the Agreements, will result in a breach of any term or provision in the articles of association or by-laws of the Seller or, to my knowledge, will conflict with, result in a breach of or constitute a default under (a) any order of any state or federal court, regulatory body, administrative agency or other governmental body having jurisdiction over the Seller, or (b) any other document or agreement to which the Seller is a party or by which it is bound.

     5. To my knowledge, there are no actions, proceedings or investigations pending or threatened against the Seller before any state or federal court, administrative agency or other tribunal (a) asserting the invalidity of either Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated in the Agreements, or (c) that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, either Agreement.

     This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person is entitled to rely hereon. Copies of this letter may not be furnished to any other person, nor may any portion of this letter be quoted, circulated or referred to in any other document.

                                   Very truly yours,

                                   Lars A. Carlsten
                                   Vice President and Assistant General Counsel


                                     D-3A-2

                                     ANNEX A

Credit Suisse First Boston
  Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010

First Union Securities, Inc.
One First Union Center
Charlotte, North Carolina 28288-1075

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

Salomon Smith Barney, Inc.
388 Greenwich Street, 11th Floor
New York, New York 10013

McDonald Investments, Inc.
800 Superior Avenue
Cleveland, Ohio 44114

Wells Fargo Bank Minnesota, N.A.
45 Broadway, 12th Floor
New York, New York 10006

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, New York 10004

Moody's Investor Services, Inc.
99 Church Street
New York, New York 10007

Cadwalader, Wickersham & Taft
227 West Trade Street, Suite 2400
Charlotte, North Carolina 28202


                                     D-3A-1

                                  EXHIBIT D-3B

               FORM OF OPINION I OF CADWALADER WICKERSHAM & TAFT,
                           PURSUANT TO SECTION 7(VII)

                                  June 13, 2001

Addressees Listed on Schedule A

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK3

Ladies and Gentlemen:

     We have acted as special counsel to First Union National Bank, a national banking association (the "Mortgage Loan Seller"), in connection with the Mortgage Loan Purchase Agreement, dated as of June 12, 2001 (the "Mortgage Loan Purchase Agreement"), between Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and the Mortgage Loan Seller. Capitalized terms used herein but not defined herein have the respective meanings given to them in the Mortgage Loan Purchase Agreement. We are rendering this opinion letter to you at the request of the Mortgage Loan Seller pursuant to Section 7(vii) of the Mortgage Loan Purchase Agreement.

     In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Mortgage Loan Purchase Agreement, and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Mortgage Loan Seller, the Depositor and of public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Mortgage Loan Seller in connection with the preparation and delivery of this letter.

     We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and (other


                                     D-3B-1
than with respect to the Mortgage Loan Seller) that such documents, agreements and instruments are valid, binding and enforceable obligations of such parties.

     We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this opinion letter, the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Mortgage Loan Purchase Agreement constitutes a legal, valid and binding agreement of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

     We are furnishing this opinion letter to you solely for your benefit in connection with the transactions referred to herein. This opinion letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or entity or for any other purpose without our prior written consent. In addition, we disclaim any obligation to update this opinion for changes in fact or law, or otherwise.

                                Very truly yours,


                                     D-3B-2

                                   SCHEDULE A

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Fitch, Inc.
One State Street Plaza
New York, New York  10004

Credit Suisse First Boston
Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio  44114

Salomon Smith Barney Inc.
388 Greenwich Street, 11th Floor
New York, New York  10013

First Union Securities, Inc.
One First Union Center
Charlotte, North Carolina  28288-1075

Key Corp Real Estate Capital Markets, Inc.
911 Main Street
Suite 1500
Kansas City, Missouri  64105

Wells Fargo Bank, Minnesota, N.A.
1000 Broken Land Parkway
Columbia, Maryland  21044-3562


                                     D-3B-1

                                  EXHIBIT D-3C

               FORM OF OPINION II OF CADWALADER WICKERSHAM & TAFT,
                           PURSUANT TO SECTION 7(VIII)

                                  June 13, 2001

Addressees listed on Schedule A

     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK3

Ladies and Gentlemen:

     We have acted as special counsel to First Union National Bank ("FUNB") in connection with the transfer of certain mortgage loans held by FUNB (the "FUNB Mortgage Loans") to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") pursuant to that certain Mortgage Loan Purchase Agreement dated as of June 13, 2001 (the "FUNB Purchase Agreement"). The Depositor will transfer the FUNB Mortgage Loans along with mortgage loans the Depositor acquires from KeyBank National Association and Column Financial, Inc. (collectively with the FUNB Mortgage Loans, the "Mortgage Loans"), to a commercial mortgage trust (the "Trust"). The Trust will issue the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK3 (the "Certificates"). The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a separate trust fund (the "Trust Fund"), the property of which is primarily comprised of the Mortgage Loans.

     The Certificates are being issued to the Depositor pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 2001 (the "Pooling and Servicing Agreement"), by and among the Depositor, as depositor, KeyCorp Real Estate Capital Markets Inc. d/b/a Key Commercial Mortgage, as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., a national banking association, as trustee (the "Trustee"). The Depositor will sell the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates (the "Public Certificates") to Credit Suisse First Boston Corporation, McDonald Investments Inc., First Union Securities, Inc. (an affiliate of FUNB) and Salomon Smith Barney Inc. (collectively, the "Underwriters") pursuant to that certain Underwriting Agreement dated as of June 12, 2001 (the "Underwriting Agreement"). The Depositor will also sell the Class A-X, E, F, G-1, G-2, H, J, K, L, M, N, O, R and V Certificates (the "Private Certificates" and together with the Public Certificates, the "Certificates") to Credit Suisse First Boston Corporation (the "Certificate Purchaser") pursuant to that certain Certificate Purchase Agreement dated as of June 12, 2001 (the "Certificate Purchase Agreement"). The Public Certificates will be publicly offered by the Underwriters pursuant to that certain Prospectus, dated as of June 5, 2001 and Prospectus Supplement, dated June 12, 2001 (collectively, the "Prospectus"). The Private Certificates will be privately offered by the Certificate Purchaser pursuant to that certain Confidential Offering Circular (the "Confidential Offering Circular") dated June 12, 2001.


                                     D-3C-1

     You have requested our opinion as to whether, under present reported decisional authority and statutes applicable to federal insolvency cases: if the Federal Deposit Insurance Corporation (the "FDIC") were to be appointed receiver or conservator for FUNB pursuant to the Federal Deposit Insurance Act, as amended (the "FDIA"),(1) a court which acted reasonably and correctly applied the law to the facts as set forth herein, after full consideration of all relevant factors, would hold that the Rule (as defined herein) applies to the transfer of the FUNB Mortgage Loans such that the FDIC could not exercise its authority under 12 U.S.C. 1821(e) to reclaim, recover, or recharacterize as property of FUNB the FUNB Mortgage Loans.

                              FACTS AND ASSUMPTIONS

     In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such certificates, corporate or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion. We have examined and relied upon, among other things, the FUNB Purchase Agreement, the Pooling and Servicing Agreement, the Underwriting Agreement, the Prospectus and the Confidential Offering Circular (collectively, the "Applicable Documents") and the certificates, opinions, agreements and other documents (including exhibits thereto) delivered in connection with the issuance and sale of the Certificates.

     We have assumed that no party to any of the Applicable Documents has entered into any agreement or understanding, either written or oral, inconsistent with the terms of any of the Applicable Documents or the assumptions or discussion in this opinion or that is otherwise related to the subject matter of any of the Applicable Documents, or which otherwise pertains to the transfer of the FUNB Mortgage Loans from FUNB to the Depositor pursuant to the FUNB Purchase Agreement other than as expressly set forth in such documents or in this opinion. Capitalized terms that are not defined herein shall have the same meanings as in the Pooling and Servicing Agreement.

     We have assumed and relied upon the genuineness and due authorization of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies.

     The opinions expressed herein are based upon and subject to the assumed compliance by FUNB and the Depositor at all relevant times, with the facts and assumptions set forth herein. We have been advised of the following facts by FUNB and the Depositor. In rendering our opinion, we have relied upon certain factual representations, warranties and covenants material to this opinion which are set forth in the Applicable Documents and on the certificates of officers or representatives of FUNB and the Depositor in which they represent that the applicable facts and assumptions set forth herein are accurate. We have not made any independent inquiry with regard to the accuracy of the matters stated in such certificates or in the documents reviewed. In rendering our opinions, and based on the documents referenced above, we have assumed that the facts and assumptions outlined below are correct.

----------

(1)  12 U.S.C. ss.ss. 1811 et seq.


                                     D-3C-2

     FUNB is the owner of the FUNB Mortgage Loans, having originated or acquired such Mortgage Loans prior to the date hereof. On the date hereof, the following simultaneous transactions will occur:

          1. Pursuant to the FUNB Purchase Agreement, FUNB will sell, transfer and assign all of its respective right, title and interest in and to the FUNB Mortgage Loans to, or at the direction of, the Depositor and will deliver possession of the notes evidencing the FUNB Mortgage Loans to, or at the direction of, the Depositor. As provided in the FUNB Purchase Agreement, FUNB and the Depositor will take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the title to the FUNB Mortgage Loans to or upon the direction of the Depositor. The consideration received by FUNB pursuant to the FUNB Purchase Agreement represents the fair market value of the FUNB Mortgage Loans and is comparable to the terms that would apply to a similar transaction between other unaffiliated third parties.

          2. Pursuant to the Pooling and Servicing Agreement, the Depositor will transfer and assign to the Trustee, for the benefit of the holders of Certificates, all of its right, title and interest in and to the Mortgage Loans and will deliver or cause to be delivered possession of the notes evidencing the Mortgage Loans to the Trustee in exchange for the Certificates. The Depositor and the Trustee will take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the title to the Mortgage Loans to the Trustee. Specifically, as required under the Pooling and Servicing Agreement, the notes evidencing the Mortgage Loans will be endorsed and delivered to the Trustee and an assignment of the Mortgage Loans sufficient under all applicable laws and the terms of the Pooling and Servicing Agreement to effect the conveyance and assignment of and transfer to the Trustee will be prepared in favor of, and delivered to, the Trustee. The consideration received by the Depositor pursuant to the Pooling and Servicing Agreement (i.e., the Certificates) represents the fair market value of the Mortgage Loans and is comparable to the terms that would apply to a similar transaction between unaffiliated third parties.

          3. Pursuant to the Underwriting Agreement and the Certificate Purchase Agreement, the Depositor will transfer the Public Certificates to the Underwriters and the Private Certificates to the Certificate Purchaser for a cash consideration representing the fair market value of the Certificates that is comparable to the terms that would apply to a similar transaction between unaffiliated third parties. The Underwriters and the Certificate Purchaser will transfer the Certificates that have been sold to the purchasers thereof. The Underwriters and the Certificate Purchaser intend to sell or transfer all of the Certificates to parties that are unaffiliated with FUNB (the "Investors").

     The Pooling and Servicing Agreement provides for the issuance of the Certificates, which collectively evidence a 100 percent ownership interest in the Trust Fund. The Trust Fund is comprised of the Mortgage Loans together with certain other related contract rights and amounts held by or on behalf of the Master Servicer, the Special Servicer or the Trustee from time to time in certain related collection and/or distribution accounts, certain funds of the borrowers to be held by or on behalf of the Master Servicer, the Special Servicer or the Trustee from time to time in certain related reserve accounts, certain insurance policies relating to such


                                     D-3C-3

Mortgage Loans and any property acquired in respect of such Mortgage Loans by foreclosure or deed in lieu of foreclosure.

     FUNB and the Depositor intend, and the Applicable Documents indicate, that the transfer of the FUNB Mortgage Loans from FUNB to the Depositor (the "Transfer") pursuant to the FUNB Purchase Agreement, followed by the transfer of the Certificates to Investors to be a sale from FUNB to the Depositor. FUNB and the Depositor intend to treat the Transfer as a sale for accounting and tax purposes. The purchase price for the FUNB Mortgage Loans reflects the good faith determinations of FUNB and the Depositor of the fair market value of the FUNB Mortgage Loans and is equal to the price that the parties believe would be paid in a sale of the FUNB Mortgage Loans between other unaffiliated entities. No provision exists whereby such consideration may be modified subsequent to closing and FUNB will have no obligation to repay such consideration, or interest thereon, to the Depositor.

     FUNB will receive the entire consideration for the FUNB Mortgage Loans on the date hereof. The Transfer was not made to or for the benefit of a creditor of FUNB and was not made for or on account of an antecedent debt owed by FUNB before the Transfer was made. At the time the Transfer was made, FUNB was not indebted to the Depositor.

     Pursuant to the FUNB Purchase Agreement, FUNB irrevocably transfers and relinquishes all rights with respect to the FUNB Mortgage Loans and, specifically, has no right to sell, pledge, or otherwise dispose of such Mortgage Loans once transferred to the Depositor. The Depositor is free to deal with the FUNB Mortgage Loans as its property prior to the transfer of the FUNB Mortgage Loans to the Trustee. Pursuant to the FUNB Purchase Agreement, FUNB transfers the FUNB Mortgage Loans without recourse and has no obligation to deliver other property to the Depositor, the Trustee or the purchasers of Certificates either in substitution for or in addition to such Mortgage Loans in the event of a credit loss or decline in value of such Mortgage Loans. There are no documents, instruments or understandings between or among the Depositor, FUNB, or any of their affiliates in respect of the FUNB Mortgage Loans other than as set forth in the Applicable Documents.

     FUNB conveys the First Union Mortgage Loans in the ordinary course of business and neither in contemplation of insolvency nor with an intent to hinder, delay or defraud its creditors, the FDIC, any receiver or conservator for FUNB or any other banking agency or with a view to the preference of one or more of its creditors to the exclusion in whole or in part of others. FUNB has not committed an act of insolvency nor did it transfer the FUNB Mortgage Loans in contemplation thereof or with a view to prevent the application of their respective assets in the manner described in the FDIA or other applicable federal or state law.

     The Transfer represents a bona fide transaction, and the Investors are not insiders or affiliates of FUNB. The FUNB Purchase Agreement will be, and will have been continuously from the time of its execution, an official record of FUNB. Such agreement will be available for inspection by the FDIC and other federal or state regulatory authorities having jurisdiction over the assets and affairs of any bank. FUNB has determined that the sale of the FUNB Mortgage Loans represents a practicable and reasonable course of action to improve the financial position of FUNB without impairing the rights of its creditors. The Board of Directors (or a Committee thereof) of FUNB has adopted resolutions approving the FUNB Purchase Agreement and the


                                     D-3C-4
sale of the FUNB Mortgage Loans, and such resolutions have been reflected in the minutes of the meeting at which such transactions were approved.

     Neither FUNB nor any of its affiliates will own, hold or have any direct interest in the Mortgage Loans subsequent to the consummation of the Transfer and the transfer of the Certificates to investors. The Depositor has no right or obligation to transfer the FUNB Mortgage Loans back to FUNB, and FUNB has no right or obligation to reacquire any of FUNB Mortgage Loans subsequent to the Transfer.(2) Consequently, FUNB has transferred the benefits and risks of ownership of the FUNB Mortgage Loans to the Depositor.

     FUNB has not transferred the FUNB Mortgage Loans in contemplation of insolvency or with a design to prefer one or more creditors to the exclusion in whole or in part of others or with an intent to hinder, delay or defraud any of its creditors.

     The assets of FUNB are now, and are intended to be, sufficient to pay the ongoing business expenses of FUNB as they are incurred and to discharge all of its liabilities in the event that the business of FUNB is required to be liquidated.

     The property remaining in the hands of FUNB immediately after giving effect to the Transfer is not an unreasonably small amount of capital for the business in which FUNB is engaged.

     We further assume that the Depositor, the Trustee or other appropriate party in interest would actively oppose any attempt to recharacterize as property of the receivership or conservatorship estate of FUNB the FUNB Mortgage Loans under the FDIA.

                                   DISCUSSION

     Were the FDIC to be appointed receiver or conservator for FUNB pursuant to the FDIA, the FDIC could not reclaim, recover, or recharacterize as property of FUNB the FUNB Mortgage Loans, after giving effect to the transfer of the Certificates to the investors, if the transfer by FUNB constituted an irrevocable sale to the Depositor. The FDIA provides for the appointment of the FDIC as receiver or conservator for FDIC-insured banking institutions under certain circumstances. Upon the appointment of the FDIC as receiver or conservator for a failed institution, the FDIC succeeds to "all rights, titles, powers and privileges of the [failed institution] . . . with respect to the institution and the assets of the institution . . . ." 12 U.S.C. ss. 1821(d)(2).
Accordingly, and pursuant to section 1821(d)(2), the FDIC as receiver or conservator would have only the rights in and to the FUNB Mortgage Loans that FUNB had under the FUNB Purchase Agreement. 12 U.S.C. ss. 1821(d)(2)(A).

----------

(2) FUNB makes certain representations and warranties regarding the FUNB Mortgage Loans and, under certain circumstances, may be obligated to repurchase Mortgage Loans or substitute new loans due to a breach of any such representation or warranty. However, such obligation is limited, and any repurchase or substitute Mortgage Loans pursuant to this obligation would result from the FUNB Mortgage Loans not being of the quality represented, not from a decline in the value of or future payment defaults on the FUNB Mortgage Loans and does not give FUNB a general right to repurchase or otherwise reacquire the FUNB Mortgage Loans or to reclaim any of the benefits of its ownership.


                                     D-3C-5

     The FDIA accords the FDIC the power to modify contracts entered into by the failed institution. Under ss. 1821(e)(1) the FDIC may disaffirm or repudiate any contract--

          (A) to which the institution is a party;

          (B) the performance of which the conservator or receiver, in the conservator's or receiver's discretion, determines to be burdensome; and

          (C) the disaffirmance or repudiation of which the conservator or receiver determines, in the conservator's or receiver's discretion, will promote the orderly administration of the institution's affairs.

     Although the FDIC retains the power to disaffirm or repudiate contracts, we do not believe such power could or would be employed to repudiate the FUNB Purchase Agreement in such a manner as to allow the FDIC to acquire the FUNB Mortgage Loans. The contract has been materially completed. The only remaining obligation FUNB has under the FUNB Purchase Agreement is to repurchase certain Mortgage Loans if there was a breach of a representation or warranty concerning the character of a particular FUNB Mortgage Loan. While the FDIC may have the right to repudiate the repurchase obligation as burdensome, it has no authority under the FDIA to compel turnover of assets previously sold for fair value.(3) Such a turnover, which could not be accomplished without payment for such Mortgage Loans,(4) would also be inconsistent with the obligation of the FDIC as liquidator to dispose of assets(5) and the FDIC as conservator to "carry on the business of the institution."(6)

     The FDIC has affirmatively limited its broad powers to disaffirm or repudiate contracts with the issuance of a rule entitled "Treatment by the Federal Deposit Insurance Corporation as conservator or receiver of financial assets transferred in connection with a securitization or participation" found at 12 C.F.R. ss. 360.6 (the "Rule"). Under ss. 360.6(b), the FDIC will not use its authority to disaffirm or repudiate contracts to reclaim, recover, or recharacterize property of the insured institution transferred as part of a securitization or a loan participation.(7) Securitizations are defined in ss. 360.6(a)(4) of the Rule as:(8)

----------

(3)  See 12 U.S.C. ss.1821 (e)(ii).

(4) Compare the FDIA with the Bankruptcy Code, which authorizes, in Section 550, a bankruptcy trustee to recover avoided transfers. See also 12 U.S.C.ss.ss.1821(e)(8)(c)(i) and (D)(i).

(5)  See 12 U.S.C. ss.ss.1821(C)(2)(A)(ii) and (d)(2)(E).

(6)  See 12 U.S.C. ss.1821(d)(2)(D)(ii).

(7) However, under ss. 360.6(d) the FDIC retains the right to disaffirm or repudiate any contract that imposes continuing obligations and duties of the insured institution, which in the conservator's or receiver's estimation is burdensome, and when such disaffirmance or repudiation would promote the orderly administration of the institution's affairs.

(8) Beneficial interests are defined in ss. 360.6(a) of the Rule as, "debt or equity (or mixed) interests or obligations issued by a special purpose entity that entitle their holders to receive payments that depend primarily on the cash flow from financial assets owned by the special purpose entity."


                                     D-3C-6
     the issuance by a special purpose entity of beneficial interests, (i) the most senior class of which at the time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be subcategories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations, or (ii) which are sold in transactions by an issuer not involving any public offering for purposes of
     Section 4 of the Securities Act of 1933, as amended or in transactions exempt from registration under such Act pursuant to Regulation S thereunder (or any successor regulation).

     The Depositor meets the FDIC's definition of a special purpose entity. It has a distinct standing at law and is primarily engaged in acquiring, holding, or transferring financial assets to another special purpose entity in connection with the issuance of beneficial interests by a special purpose entity. The FUNB Mortgage Loans transferred from FUNB to the Depositor constitute financial assets. The Certificates issued by the Trust are beneficial interests, the most senior of which are rated investment grade as required by the Rule. Consequently, the present transaction meets the threshold qualifications for protection under the Rule.

     Additional requirements of the Rule are that the transaction must meet the criteria for a sale under generally accepted accounting principles, the transaction documents must reflect an intent of the parties for it to be a sale, and the financial institution must receive adequate consideration at the time the transfer was made. As confirmed by its accountants, FUNB is transferring the FUNB Mortgage Loans to the Depositor in accordance with the generally accepted accounting principles of the Financial Accounting Standards Board for a sale. The intent of the parties to consummate a sale is also reflected in the documents and the consideration received at the time of the transfer is adequate. Consequently, the transfer of the FUNB Mortgage Loans by FUNB would be protected under the Rule without regard to whether the FDIC has the power to obtain the FUNB Mortgage Loans.

     We have also found no substantial authority analyzing circumstances in which a sale of assets by a bank was recharacterized as a financing upon such bank's insolvency. Based on cases considering a sale of participation interests in loans, we believe, however, that any such analysis would be substantially the same as that utilized by courts considering the issue in circumstances in which the transferor was a debtor under the Bankruptcy Code. These cases are discussed below.

     While courts ultimately look to the economic substance of a transaction to determine whether it constitutes a sale or a pledge, the judicial analysis has typically proceeded on a case-by-case basis. The cases have not developed a prescribed formula which can be applied in a mechanical fashion. Rather, as the Third Circuit explained in a leading case, courts "have examined the parties' practices, objectives, business activities and relationships and determined whether the transaction was a sale or a secured loan only after analysis of the evidence as to the true nature of the transaction." Major's Furniture Mart, Inc.
v. Castle Credit Corporation, Inc., 602 F.2d 538, 545 (3d Cir. 1979). The determination of the "true nature" of a transaction is thus usually based on an analysis of the facts and circumstances present in the


                                     D-3C-7
particular transaction, rather than on the application of consistently applied or well-established legal doctrines. In re Golden Plan of California, Inc., 829 F.2d 705, 709 (9th Cir. 1987). See also Sarf v. Leff (In re Candy Lane Corp.), 38 B.R. 571, 576 (Bankr. S.D.N.Y. 1984) (true sale determination should be "based upon an examination of the substance of the documents in the context of the surrounding transaction").

     Moreover, the published cases generally involve relatively small-scale commercial transactions or consumer claims whose fact patterns are not closely analogous to the transaction at issue here. While a few cases have addressed secondary market transactions in mortgage loans, no published decision has addressed the "true sale" issue in the context of a securitization or a transfer of assets to a special purpose entity and a subsequent transfer by such special purpose entity.(9)

     The reported decisions indicate that no single factor or combination of factors is dispositive and, due to the "facts and circumstances" nature of the analysis, are not conclusive as to the relative weight to be accorded to the factors that are present in this transaction. We also note that the cases are not uniform in their treatment of the factors considered. For example, six cases involving a similar fact pattern produced inconsistent results. In two cases, the original sale characterization of the transaction was upheld while four cases recharacterized a purported sale as a financing. Compare In re Lemons & Assocs., Inc., 67 B.R. 198 (Bankr. D. Nev. 1986) (transfer of mortgage loan participations treated as a sale notwithstanding that return to transferee not related to return on transferred asset and transferee's ability to put transferred assets back to transferor) and Cohen v. Army Moral Support Fund (In re Bevill, Bresler & Schulman Asset Mgt. Corp.), 67 B.R. 557 (D. N.J. 1986) (sale treatment for repurchase agreement upheld notwithstanding transfer of asset at arbitrary, not fair market prices, payment by transferee to transferor not related to value of transferred asset, obligation to reverse the transfer on a specified date and full recourse to transferor for default on underlying asset) with In re Coronet Capital Co., 142 B.R. 78 (Bankr. S.D. N.Y. 1992) (transfer of participation treated as financing arrangement; return to transferees not related to return on transferred assets); Fireman's Fund Ins. Cos. v. Grover (In re The Woodson Co.), 813 F.2d 266 (9th Cir. 1987) (same); Ables v. Major Funding Corp. (In re Major Funding Corp.), 82 B.R. 443 (Bankr. S.D. Tex. 1987) (same); and In re S.O.A.W. Enter., Inc., 32 B.R. 279 (Bankr. W.D. Tex. 1983) (same).(10) In addition, in certain decisions, transactions with facts which are also present in this

----------

(9) However, we note that on February 5, 2001, the United States Bankruptcy Court for the Northern District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." The LTV interim order does not alter our conclusion that a court would find the Transfers to be sales. In LTV, all of the debtor's operating assets were sold to the special purpose subsidiaries and, by virtue of debtor's bankruptcy, all proceeds of the receivables should have been applied to repay the borrowings of the subsidiary. Accordingly, LTV would have had no ability to continue its operations and, as the court observed, 17,500 employees would have lost their jobs and 100,000 retirees would have lost medical and other benefits. Here, FUNB is not placing all of its operating assets in the securitization, but is making a one-time sale of financial assets which are commonly sold in the secondary market.

(10) In Lemons, Major Funding, Coronet Capital, S.O.A.W. and Woodson, the debtors were mortgage brokers which had assigned interests in mortgage loan to various investors, including individuals. The transactions were documented and advertised to potential investors as sales, but the investors were promised a fixed return on their investment regardless of the rate on, or performance of, the assigned loan


                                     D-3C-8
transaction were characterized as loans, but we believe that those cases are distinguishable in the context of this transaction.

     The existing case law thus does not provide consistently applied general principles with which to analyze all of the factors present in this transaction.(11)

     We do note that courts accord respect to the stated intent of the parties and tend to defer to the structure selected by the parties, unless the structure of the transaction is clearly inconsistent with that stated intent, or unless giving effect to the structure of the transaction would result in an evasion of public policy or perpetrate an injustice on one of the parties.(12) Several cases have expressly articulated this concept, stating that in transactions between sophisticated parties which have elements of both loan and sale, the stated intent of the parties is the "controlling consideration." In re Bevill, Bresler & Schulman Asset Mgt. Corp., 67 B.R. at 597. See also Goldstein v. Madison Nat'l Bank of Washington, D.C., 89 B.R. 274, 277 (D.D.C. 1988) (language of agreement demonstrating an intent to create an absolute assignment supported the finding of a sale despite the presence of countervailing factors); Lyon v. Ty-Wood Corp., 239 A.2d 819 (Super. Ct. Pa. 1967) (same). But see In re The Woodson Co., 813 F.2d at 272 ("Simply calling transactions `sales' does not make them so. Labels cannot change the true nature of the underlying transactions"); In re Joseph Kanner Hat Co., 482 F.2d 937, 940 (2d Cir. 1973) ("courts will determine the true nature of a security transaction, and will not be prevented from exercising their function of judicial review by the form of words the parties may have chosen"); In re Evergreen Valley Resort, Inc., 23 B.R. 659, 661 (Bankr. D. Me. 1982) ("the label attached to the transaction by the parties does not control"). In this regard, we note that the relevant parties intend the Transfer to be a sale for accounting and tax purposes and that there is no attempt to evade public policy or accomplish an objective which would be prohibited if the Transfer were a financing.

----------

(11) We note in particular the case of In re Best Products Co., Inc., 157 B.R. 222 (Bankr. S.D. N.Y. 1993), in which the court applied a "substance over form" analysis to "collapse" a transaction in which a subsidiary served as a financing vehicle for its parent. In Best Products, a secured creditor had required the parent/"true" borrower to assign its rights as tenant under a ground lease to a "shell" subsidiary and to enter into a sublease with the subsidiary, which was to serve as the "technical" borrower. The structure was established to permit the creditor to "get around" stringent antideficiency rules under California law by taking a security interest in the ground lease and the sublease payments. Id. at 230. The parties also ignored the structure by causing the parent to make its "sublease" payments, to which the creditor was looking as the source of debt service payments, directly to the creditor. Id. Accordingly, the court set aside the sublease and deemed the transaction a loan to the parent.

     We believe Best Products to be distinguishable. The court found, "The sub-lease was entered into between parent and subsidiary to facilitate a loan to [the parent] from [the creditor]. Without [the parent's] significant presence, [the creditor] would not have loaned the subsidiary $2.2 million." Id. The critical distinction in this transaction, however, is that FUNB has no liability for the cash flow upon which the Certificateholders are relying. Indeed, the structure of the instant transaction renders such entities' creditworthiness not material to the Certificateholders receiving payments on the Certificates (except to the limited extent that FUNB Mortgage Loan must be repurchased).

(12) In the similar context of sale-and-leaseback transactions involving realty, courts have required a "showing by clear and convincing evidence . . . that the transaction should be deemed a disguised financing transaction" before they will exercise their power to "look through form to substance in determining the true nature of a transaction." In re Omne Partners II, 67 B.R. 793, 795 (Bankr. D.N.H. 1986) (quoting Fox v. Peck Iron & Metal Co., 25 B.R. 674, 688 (Bankr. S.D. Cal. 1981) and Pepper v. Litton, 308 U.S. 295, 304 (1939) (internal quotations omitted)).


                                     D-3C-9

     A comparison of the factors present in the Transfer with the factors generally considered by courts in a bankruptcy context supports the conclusion that the Transfer constitute a sale rather than a pledge and that the FUNB Mortgage Loans would not be the property of the receivership or conservatorship estate of FUNB.

     The economic substance of the Transfer, after giving effect to the transfer of the Certificates to the investors, is a sale. We note, for example, that there is a complete and irrevocable transfer of the rewards and risks of ownership of the FUNB Mortgage Loans. FUNB has relinquished all rights with respect to the FUNB Mortgage Loans. Specifically, FUNB will have no right to sell, pledge or otherwise dispose of the FUNB Mortgage Loans. Any change in the value of the FUNB Mortgage Loans, whether due to changes in interest rates or otherwise, would not be for the benefit or loss of FUNB.

     Further, although the breach of certain representations and warranties relative to the FUNB Mortgage Loans by FUNB may require it to repurchase one or more FUNB Mortgage Loans or substitute a conforming loan, such obligation is limited and any repurchase of or substitution of such FUNB Mortgage Loans pursuant to this obligation would result from the FUNB Mortgage Loans not being of the quality represented, not from a decline in value of or future payment defaults on the FUNB Mortgage Loans, and does not give FUNB any general right to repurchase or otherwise reacquire the FUNB Mortgage Loans or to reclaim any of the benefits of ownership. This limited repurchase obligation and substitution right is not controlled by FUNB and, accordingly, does not confer on FUNB any opportunity to capture the benefits of ownership of the FUNB Mortgage Loans.

     In addition, we note that FUNB will receive the entire consideration for the FUNB Mortgage Loans at the closing and that such consideration represents the fair market value for such FUNB Mortgage Loans. There will not be any post-closing adjustment of the purchase price and FUNB has no right or obligation to transfer additional property to the Depositor. In these circumstances, FUNB has relinquished the benefits and risk associated with ownership of the FUNB Mortgage Loans.

     These factors, and the other aspects of the transaction, indicate that the Transfer constitutes a sale rather than a pledge.

                                   CONCLUSION

     Based on the foregoing facts, advice, representations, statements, and assumptions being correct at all relevant times, and based on the discussion and analysis above, it is our opinion that, under present reported decisional authority and statutes applicable to federal insolvency cases, and in a properly presented case: If the FDIC were to be appointed receiver or conservator for FUNB pursuant to the FDIA, a court which acted reasonably and correctly applied the law to the facts as set forth herein after full consideration of all relevant factors would hold that the Rule applies to the transfer of the FUNB Mortgage Loans such that the FDIC could not exercise its authority under 12 U.S.C. 1821(e) to reclaim, recover, or recharacterize as property of FUNB the FUNB Mortgage Loans.


                                    D-3C-10

                                 QUALIFICATIONS

     The foregoing opinion assumes that the facts, representations, statements, and assumptions set forth above will be those that exist at the time a federal court considers the issues.

     While we believe that our opinion respecting the nature of the Transfer is supported by sound analysis of existing law, we have found no statutes or reported judicial authority that discuss directly whether transfers such as the Transfer would be treated as sales or pledges and have found no reported judicial authority which has considered a transaction containing all the material facts and circumstances that are present in the Transfer. In rendering our opinion, we have thus relied on cases discussing certain of the facts and circumstances that are present in the Transfer and cases discussing more generally whether the transfer of an asset was a transfer of ownership or a transfer of a more limited interest. Accordingly, our opinion is not based on directly controlling precedent but rather on what we believe to be a sound analysis of existing authorities. Also, the analysis of the nature of the Transfer and opinion thereon contained herein are based on general principles of law derived from a review of a significant body of case law and are not based on the laws of any particular state. Therefore, no opinion is rendered as to the laws of any jurisdiction other than the laws of the United States of America and we express no opinion as to the laws of any state or jurisdiction, other than the present laws of the state of New York as and to the extent we believe they may be applied or given effect by a federal court having jurisdiction of the proceeding of FUNB. Whether any particular transfer is a sale or a pledge will be generally a matter of state law and may be governed by the laws of a particular state. Most cases determining the matter in a context of a federal bankruptcy case, however, are decided on the basis of general principles of law and an analysis of the economic substance of the transaction.

     We express no opinion with respect to whether, if FUNB were to become the subject of a receivership or conservatorship proceeding under the FDIA, the FUNB Mortgage Loans which have been repurchased or otherwise acquired by FUNB, either due to a breach of certain representations or warranties relating to the FUNB Mortgage Loans or otherwise, would be property of FUNB's receivership or conservatorship estate.

     We express no opinion with respect to whether, if FUNB were to become the subject of a receivership or conservatorship proceeding under the FDIA, the Transfer would be avoided by the court as a fraudulent conveyance or based on other similar theories under the FDIA or applicable state law.

     We express no opinion as to the availability or effect of a preliminary injunction, temporary restraining order or other such temporary relief, or equitable remedies.

     The opinions expressed above are limited to the present federal laws of the United States of America and the present laws of the state of New York, as and to the extent we believe they may be applied or given effect by a federal court having jurisdiction over the FDIA proceeding of FUNB's receivership or conservatorship estate and to present judicial interpretations thereof.


                                    D-3C-11

     The opinions expressed herein are not a guaranty as to what any particular court would actually hold, but an opinion as to the decision a court would reach if the issues are competently presented to it and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, we note that legal opinions on insolvency matters unavoidably have inherent limitations that generally do not exist in respect of other issues on which opinions to third parties are typically given. These inherent limitations exist primarily because of the pervasive equity powers of the courts, the overriding goal of reorganization and depositor protection, as applicable, to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy and insolvency process. The recipients of this opinion should take these limitations into account in analyzing the insolvency risks associated with the transactions described herein.

     The opinions expressed above are given to you solely for your own benefit, are not binding on any court, and may not be quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report to be furnished to another person or entity without our prior written consent.

                                     Very truly yours,


                                    D-3C-12

                                   SCHEDULE A

Credit Suisse First Boston Corporation         First Union Securities, Inc.
Eleven Madison Avenue                          First Union Capital Markets Group
New York, NY  10010                            One First Union Center
                                               Charlotte, NC  28288-0175

McDonald Investments Inc.                      Wells Fargo Bank Minnesota, N.A.
800 Superior Avenue                            45 Broadway, 12th Floor
Cleveland, OH  44114                           New York, NY  10006

Salomon Smith Barney Inc.                      Moody's Investors Service, Inc.
388 Greenwich Street, 11th Floor               99 Church Street
New York, NY  10013                            New York, NY  10007

Fitch Inc.
One State Street Plaza
New York, NY  10004


                                    D-3C-13

                            FIRST UNION NATIONAL BANK
                              OFFICER'S CERTIFICATE

     In connection with the insolvency opinion dated June [__], 2001 (the "Opinion") to be delivered to Fitch, Inc., Moody's Investors Service, Inc., Credit Suisse First Boston Corporation, McDonald Investments Inc., First Union Securities, Inc., Salomon Smith Barney Inc. and Wells Fargo Bank Minnesota, N.A. by Cadwalader, Wickersham & Taft, in connection with the issuance of Commercial Mortgage Pass-Through Certificates, Series 2001-CK3 pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 2001, by and among Credit Suisse First Boston Mortgage Securities Corp, as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee, the undersigned hereby certifies that, to the best of his knowledge after due inquiry and review of the Opinion:

     1. The undersigned understands that Cadwalader, Wickersham & Taft is relying on this Certificate in connection with the execution and delivery of the Opinion.

     2. The facts and assumptions contained in the section of the Opinion entitled "Facts and Assumptions" insofar as they pertain to the undersigned are true and correct as of the date hereof.

     3. The undersigned has no reason to believe that any statement or fact expressed in the section of the Opinion entitled "Facts and Assumptions" is untrue, inaccurate or incomplete.

     4. I have been duly authorized to execute this Certificate on behalf of First Union National Bank.

Dated:  June [__], 2001                          FIRST UNION NATIONAL BANK


                                                 By:______________________
                                                 Name:  Alan Kronovet
                                                 Title: Vice President


                                    D-3C-14

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                              OFFICER'S CERTIFICATE

     In connection with the insolvency opinion dated June [__], 2001 (the "Opinion") to be delivered to Fitch, Inc., Moody's Investors Service, Inc., Credit Suisse First Boston Corporation, McDonald Investments Inc., First Union Securities, Inc., Salomon Smith Barney Inc. and Wells Fargo Bank Minnesota, N.A. by Cadwalader, Wickersham & Taft, in connection with the issuance of Commercial Mortgage Pass-Through Certificates, Series 2001-CK3 pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 2001, by and among Credit Suisse First Boston Mortgage Securities Corp, as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee, the undersigned hereby certifies that he is the duly elected or appointed, qualified and acting Vice President of the Company, and certifies further that:

     1. He has made such investigation, including discussions with other responsible officers of the Company, as is necessary to enable him to deliver this certificate.

     2. The Company, to the best of its knowledge, did not (i) execute the FUNB Purchase Agreement, (ii) take from FUNB an assignment of the FUNB Mortgage Loans, or (iii) otherwise effectuate or consummate any transfer pursuant to the FUNB Purchase Agreement:

          (a) in contemplation by Credit Suisse First Boston Mortgage Securities Corp of FUNB's insolvency;

          (b) after FUNB committed an act of insolvency;

          (c) with intent to hinder, delay or defraud FUNB or its creditors;

          (d) with a view to preferring one creditor of FUNB over another; or

          (e) with a view to preventing the application of FUNB's assets in the manner required by applicable law or regulations.

     3. Credit Suisse First Boston Mortgage Securities Corp's agreements expressed in the FUNB Purchase Agreement resulted from arm's-length bona fide negotiations on the part of the Company.


                                     D-3C-1

     All capitalized terms used herein and not otherwise defined herein shall have the same meaning herein as in the Opinion.

Dated: June __, 2001                           CREDIT SUISSE FIRST BOSTON
                                               MORTGAGE SECURITIES CORP.

                                               By:_____________________________
                                               Name:
                                               Title:


                                     D-3C-2

                                  EXHIBIT D-3D

                 FORM OF LETTER OF CADWALADER WICKERSHAM & TAFT,
                            PURSUANT TO SECTION 7(IX)

                                  June 13, 2001

Addressees Listed on Schedule A

     Re Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK3

Ladies and Gentlemen:

     We are rendering this letter pursuant to (i) Section 7(ix) of the Mortgage Loan Purchase and Sale Agreement, dated as of June 12, 2001, (the "Mortgage Loan Purchase Agreement"), between First Union National Bank (the "Seller") and Credit Suisse First Boston Mortgage Securities Corp. (the "Company"), relating to the sale by the Seller and the purchase by the Company of certain commercial and multifamily mortgage loans (the "First Union Mortgage Loans") and (ii)
Section 6(l) of the Underwriting Agreement dated June 12, 2001 (the "Underwriting Agreement"), among the Company, First Union Securities, Inc. ("FUSI"), Credit Suisse First Boston Corporation ("CSFBC"), Salomon Smith Barney Inc. ("SSB") and McDonald Investments Inc. (together with FUSI, CSFBC and SSB, the "Underwriters") relating to the sale by the Company and the purchase by the Underwriters of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D Certificates (the "Offered Certificates"). The Class A-X, Class E, Class F, Class G-1, Class G-2, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R and Class V Certificates (the "Non-offered Certificates") are being sold pursuant to a Certificate Purchase Agreement by and between the Company and CSFBC. The Offered Certificates and Non-offered Certificates are being issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2001 (the "Pooling and Servicing Agreement"), among the Company, KeyCorp Real Estate Capital Markets, Inc., as master servicer and as special servicer and Wells Fargo Bank Minnesota, N.A., as Trustee. Capitalized terms used herein but not defined herein have the respective meanings given them in the Mortgage Loan Purchase Agreement.

     We have acted as special counsel to the Seller in connection with the aforementioned transaction, and have been asked by the Seller to deliver this letter with respect to the Company's Prospectus, dated June 5, 2001 (the "Base Prospectus"), as supplemented by the Prospectus Supplement, dated June 12, 2001, relating to the Offered Certificates (collectively with the Base Prospectus, the "Prospectus"), solely with respect to the information contained therein relating to the First Union Mortgage Loans, which Prospectus is included as an exhibit to the Confidential Offering Circular, dated June 12, 2001, relating to the Non-offered Certificates.

     We assume, for purposes of this letter, the conformity of the text of the Prospectus filed with the Securities and Exchange Commission (the "Commission") through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed


                                     D-3D-1

Prospectus reviewed by us. This letter is also limited to the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by the Mortgage Loan Purchase Agreement.

     We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Prospectus, and we do not pass upon such information or assume any responsibility therefor. In particular, without limiting the generality of the foregoing and with your consent, we have not reviewed any files relating to the First Union Mortgage Loans including, without limitation, any documents prepared or delivered in connection with the origination, modification or assignment of the First Union Mortgage Loans, except: (1) the First Union Mortgage Loans identified on Exhibit A hereto that we reviewed pursuant to our transaction due diligence and (2) the First Union Mortgage Loans identified on Exhibit B hereto where we acted as counsel to the lender. However, in the course of our review of the Prospectus, we have attended certain conferences and participated in conversations with representatives of the Seller, representatives of the Company, and the Company's independent public accountants. On the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to above, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Prospectus which causes us to believe that, as of the date of the Prospectus or as of the date hereof, the Prospectus contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no view as to (a) any information incorporated by reference in the Prospectus, (b) the adequacy or accuracy of (i) the financial, numerical, statistical or quantitative information included in the Prospectus or (ii) any information contained in any computer disk, CD-ROM or other electronic media accompanying the Prospectus Supplement, or (c) any information in the Prospectus other than information describing the First Union Mortgage Loans.

     We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or entity or for any other purpose without our prior written consent. In addition, we disclaim any obligation to update this opinion for changes in fact or law, or otherwise.

                                     Very truly yours,


                                     D-3D-2

                                    EXHIBIT A

            Loan Number                                Loan Name
            -----------                        ---------------------------
              100474                           Colony West Apartments
              100430                           Cambridge Towers Apartments
              100329                           Palm Garden Apartments
              100363                           Sabal Palms Apartments
              100417                           Vista Pointe Apartments


                                     D-3D-3

                                    EXHIBIT B


            Loan Number                                 Loan Name
            -----------                        ---------------------------
              100462                           Cimarron Apartments
              100464                           Las Brisas Apartments
              100463                           Gossett Gables Apartments


                                     D-3D-4

                                   SCHEDULE A

First Union Securities, Inc.
One First Union Center
Charlotte, North Carolina  28288-1075

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio  44114

Salomon Smith Barney Inc.
388 Greenwich Street, 11th Floor
New York, New York  10013

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010



                                     D-3D-5